Exhibit 99.1

NEWS RELEASE
804 EAST GATE DRIVE, SUITE 200, MOUNT LAUREL, NJ 08054
FOR IMMEDIATE RELEASE
InTest Expects Record Orders for Q3 2026 and Revenue at High End of Guidance Range for Q3 and Full Year 2026
•Q3 orders1 expected to be $48 million to $50 million, driven by record back-end semiconductor orders, resulting in an estimated book-to-bill ratio above 1.3x
•Backlog1 at the end of Q3 expected to be $58 million to $60 million
•Management to participate in the 18th Annual CEO Investor Summit on October 13, held during SEMICON West in San Francisco
•Plans to report third quarter results on November 6, 2026
MT. LAUREL, NJ – October 5, 2026 – InTest Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include Semiconductor, Automotive/EV, Defense/Aerospace, Industrial, Life Sciences, and Safety/Security, today announced estimated revenue and orders, for the quarterly period ended September 30, 2026, and estimated backlog at September 30, 2026, based on a review of its preliminary financial results for the quarter. The Company expects to report third quarter 2026 results on Friday, November 6, 2026.
Selected Estimated Third Quarter of 2026 Results
The selected financial results in this press release are preliminary and subject to completion of the Company’s financial closing procedures. Actual results may vary materially from these selected preliminary financial results due to the completion of the Company’s financial closing procedures and other developments or information that may arise between now and the time of the finalization of the Company’s financial results for the three and nine months ended September 30, 2026.
•Record orders of $48 million to $50 million, an increase of 28% to 33% compared with the third quarter of 2025, led by record back-end semiconductor orders
•Revenue at the high end of the Company's guidance range of $33 million to $35 million, representing growth of more than 30% compared with $26.2 million in the third quarter of 2025
•Backlog of $58 million to $60 million at September 30, 2026, up approximately 28% to 32% from $45.4 million at June 30, 2026
Rich Rogoff, President and CEO, stated, “The increase in semiconductor demand we anticipated for the second half of the year has materialized, led by record back-end semiconductor orders. Demand for our advanced semiconductor test solutions is being driven by customers’ capacity expansions that are fueled in part by AI-driven data center demand. Our newer products, such as our high-powered chillers and advanced manipulators, are contributing substantially by addressing customers’ rising power conversion requirements and growing mixed-signal and analog test needs. With orders for semiconductor and other end-markets booked in prior quarters now shipping, we expect revenue for both the third quarter of 2026 and the full year to be at the high end of our guidance ranges. While order levels will vary from quarter to quarter with the timing of our customers’ capital investments, this quarter’s order activity has strengthened our backlog, positioning us for a strong finish to 2026 and to enter 2027 with promising momentum.”
1 Orders and Backlog are key performance metrics. See “Key Performance Indicators” below for important disclosures regarding InTest’s use of these metrics.

InTest Expects Record Orders for Q3 2026 and Revenue at High End of Guidance Ranges for Q3 and Full Year 2026

October 5, 2026
18th Annual CEO Investor Summit – October 13, 2026, San Francisco
Management will participate in the 18th Annual CEO Investor Summit on October 13, 2026, at the St. Regis Hotel During SEMICON West in San Francisco. Attendance at the CEO Investor Summit is by invitation only and is available solely to accredited investors and publishing research analysts. Space is limited, please RSVP here.
About InTest Corporation
InTest Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including both the front-end and back-end of the semiconductor manufacturing industry (“Semi”), Automotive/EV, Defense/Aerospace, Industrial, Life Sciences and Safety/Security. Backed by decades of engineering expertise and a culture of operational excellence, InTest solves difficult thermal, mechanical, and electronic challenges for customers worldwide. InTest’s growth strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, customer penetration and market expansion. For more information, visit https://www.intest.com/.
Key Performance Indicators
Management uses orders and backlog as key performance metrics to analyze and measure the Company’s financial performance and results of operations. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Backlog is calculated based on firm purchase orders we receive for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as they are often leading indicators of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.
Given that each of orders and backlog are operational measures and that the Company’s methodology for calculating orders and backlog does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management’s current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as ”approximately,” “expects,” “guidance,” “will,” “may,” “plan,” “potential,” “strategy,” “target,” “estimated,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its VISION 2030 Strategy; realize the potential benefits of acquisitions and successfully integrate any acquired operations; grow the Company’s presence in its key target and international markets; manage supply chain challenges; convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including changes in U.S. and/or foreign trade policy, rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; the impact of a material weakness in the Company’s internal controls over financial reporting; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

InTest Expects Record Orders for Q3 2026 and Revenue at High End of Guidance Ranges for Q3 and Full Year 2026

October 5, 2026
Contacts:

InTest Corporation	Investors:
Duncan Gilmour	Jody Burfening / Sanjay M. Hurry
Chief Financial Officer and Treasurer	Alliance Advisors IR
Tel: (856) 505-8999	INTTIR@allianceadvisors.com
Tel: (212) 838-3777

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